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                                                                    EXHIBIT 10.5
                                   TERM SHEET
                             FOR SERVICES AGREEMENT
                                    BETWEEN
                                TCI MUSIC, INC.
                                      AND
                            THE BOX WORLDWIDE, INC.


PURPOSES AND PARTIES:     Pursuant to a services agreement (the "Agreement"),
                          The Box Worldwide, Inc. ("BOX") will provide to TCI
                          Music, Inc. ("TCI Music"), at the discretion of and subject to approval by TCI Music, certain services necessary to develop, market and manage a multiple-channel music video service, which may include interactive and scheduled programming (the
                          "Music Multiplex").

TERM AND TERMINATION:     INITIAL PERIOD: The effective date of the Agreement
                          will be July 28, 1997. The Agreement will remain in effect for an initial period of one year (the
                          "Initial Period"). At the end of the Initial Period, the Agreement will be renewed automatically for successive six-month periods if, at the end of the then-current period, the Merger Agreement (as defined below) is still in effect and the closing thereof is pending. However, (i) BOX may terminate the Agreement at the end of any additional six-month term if it gives written notice of such intention to TCI
                          Music at least 60 days before the end of such six-month term and (ii) TCI Music may, upon not less than 60 days' prior notice to BOX, terminate the Agreement at any time.

                          PROPOSAL TERMINATION AND SHAREHOLDER TERMINATION: If the Agreement has not been previously terminated and either:

                                    (a) the Agreement and a Plan of Merger,
                                  dated as of the date hereof, among TCI Music, BOX and TCI Acquisition Sub (including one or more amendments, if any, the "Merger Agreement") is terminated pursuant to Section 9.1(d) of the Merger Agreement (a "Proposal Termination"); or

                                    (b) the Merger Agreement is terminated
                                  pursuant to Section 9.1(b) or 9.1(e) of the
                                  Merger Agreement (a "Shareholder
                                  Termination"),
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                                  then TCI Music may either: (i) terminate the
                                  Agreement; or (ii) extend the term of the Agreement for a period of three years from the date of the Proposal Termination or the Shareholder Termination, as the case may be. If TCI Music chooses to extend the Agreement for the three-year period, TCI Music may renew the Agreement for a further two-year period at the end of the initial three-year period after the Proposal Termination or the Shareholder Termination. During any renewal period following a Proposal Termination or Shareholder Termination, BOX will have no right to terminate the Agreement; however, TCI Music may, upon not less than 60 days' prior notice to BOX, terminate the Agreement at any time during any such renewal period.

                          COMPLETION OF MERGER: If the Merger contemplated by the Merger Agreement is completed, this Agreement shall terminate at the Effective Time (as such term is defined in the Merger Agreement).

SERVICES TO BE PROVIDED:  BOX will provide to TCI Music the services described in Exhibit A (the "Services").

COMPENSATION:             GENERAL: In exchange for the Services and except as
                          set forth below in Proposal Termination and Shareholder Termination, TCI Music will pay BOX the compensation detailed on Exhibit A. Attached hereto as Exhibit B is an estimate of the allocation of domestic departmental costs associated with the operation of the Music Multiplex for music formats that are not substantially similar to music formats currently aired by BOX. Such schedule is merely an estimate and is non-binding. BOX will maintain detailed records of Services performed and documentation of all expenses to be reimbursed as described below in "REIMBURSEMENT OF EXPENSES."

                          PROPOSAL TERMINATION: During any two-year renewal after the initial three-year period following a Proposal Termination, the compensation for all of the Services shall be the cost of such Services plus 20% of such cost.

                          SHAREHOLDER TERMINATION: During the term of the Agreement after any Shareholder Termination, the compensation for all of the Services shall be the cost of such Services plus 20% of such cost.





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                          AUDIT RIGHTS:  TCI Music will be entitled, during
                          normal business hours and upon reasonable notice to BOX, to examine the books and records of BOX for the purpose of determining compliance with the provisions of the Agreement, including the calculation of costs under the Agreement.

MAXIMUM HOURS:            For each type of Services to be compensated at an
                          hourly rate, Exhibit A indicates the maximum number of hours the parties anticipate will be required to complete the objective of such type of Service. Any hours to be charged by BOX in excess of such maximum number of hours of a particular type of service must be approved in advance by TCI Music.

REIMBURSEMENT
OF EXPENSES:              All expenses incurred in connection with performing
                          Services will be reimbursed by TCI Music, without markup. However, BOX will not incur any charge with an outside vendor in excess of $10,000, without the prior approval of TCI Music. In particular, TCI
                          Music shall reimburse BOX for any royalties or similar fees required to be paid to any third party
                          (including, but not limited to, BMI and ASCAP), as well as any administrative costs associated therewith, and incurred as a result of the exhibition or performance of music or music videos over the Music Multiplex. Except as otherwise indicated herein or on Exhibit A, TCI Music will not reimburse any other expenses incurred by BOX in performing
                          Services pursuant to the Agreement. All expenses which are reimbursable hereunder shall be paid by TCI
                          Music within 60 days after TCI Music's receipt of BOX's invoice for such expenses, which invoice sets forth in reasonable detail the calculation of the expenses for which reimbursement is sought.





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RIGHTS TO INTELLECTUAL
PROPERTY:                 BOX will retain ownership of the brand "THE BOX" and
                          all BOX images and, in consideration of the other payments under the Agreement, will license (and until the Agreement is signed, BOX hereby licenses) to TCI the right to use such brand and images during the term of the Agreement. All design elements or Music
                          Multiplex-specific branding, logos, IDs, images, or other elements created by outside vendors pursuant to the Agreement (including graphics, voice-overs, backplates and similar elements created by outside vendors), and which are not derived from the brand
                          "THE BOX" or any BOX images will be the exclusive property of TCI Music. If the Agreement is terminated or expires, TCI Music's license of the right to use the brand "THE BOX," any logo derived from the brand "THE BOX" and used in connection with the Music Multiplex, and all BOX images (including graphics, voice-overs, backplates and similar elements created or owned by BOX prior to the Agreement and supplied to TCI Music in BOX's performance of the Agreement) will also terminate and TCI Music will have no right thereafter to use such brand or images in any way. Furthermore, if the Agreement is continued after a Proposal Termination or Shareholder Termination, TCI Music may only use the brand "THE BOX," any logo derived from the brand
                          "THE BOX" and used in connection with the Music
                          Multiplex, and all BOX images (including graphics, voice-overs, backplates and similar elements created or owned by BOX prior to the Agreement and supplied to TCI Music in BOX's performance of the Agreement), for a period of one year after such Proposal
                          Termination or Shareholder Termination, and solely in connection with TCI Music's operation of the Music
                          Multiplex distributed through the Headend in the Sky.
                          TCI Music shall not alter the brand "THE BOX" or any of the BOX images, without the prior written approval of BOX.

PROCEDURE UPON
TERMINATION OR
EXPIRATION:               Upon the termination or expiration of the Agreement,
                          BOX will promptly invoice TCI Music for any previously unbilled bills and expenses. TCI Music will pay such invoice within 60 days of receipt. BOX will refund to TCI Music the net depreciated amount
                          (as depreciated over a 60-month life) of the original material cost (but excluding any travel and shipping expenses) charged to TCI Music in connection with installation of the digital boxes at the NDTC facility in Denver, CO, and TCI Music will return the digital boxes to BOX at TCI Music's sole expense.
                          Viewer call revenue earned during the term of the Agreement, after reduction for voice, DAK, transport, music costs and satellite costs attributable to such revenue, will be shared equally by TCI Music and BOX.
                          BOX will supply detailed records of such income and attributable expenses and will remit to TCI Music its share of the net revenue within 60 days of the termination or expiration of the Agreement.





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INTERIM ARRANGEMENT:      TCI Music and BOX agree to negotiate in good faith to
                          arrive at a definitive agreement dealing with the matters addressed herein. Until such agreement is executed, (i) the provisions of the Term Sheet will be legally binding upon the parties and their successors, (ii) all references herein to the Agreement will be deemed to be references to this Term Sheet, and (iii) the provisions of Article X of the Merger Agreement (except Sections 10.1 and 10.5) are incorporated herein and deemed to be a part hereof.

APPROVED AS OF AUGUST 12, 1997:


TCI MUSIC, INC.                                    THE BOX WORLDWIDE, INC.



By:         /s/  David Koff                  By:     /s/   Alan McGlade
    ---------------------------------           --------------------------------
Name:            David B. Koff               Name:         Alan McGlade
      -------------------------------             ------------------------------
Title:           President                   Title:        President and CEO
        -----------------------------              -----------------------------





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                                   EXHIBIT A

       Type of         Hourly Rate/        Maximum         Description and Objectives
       Service          Compensation        Hours


 Pre-Launch
 Consulting
 ----------
 -Programming               $150              60        Assist in determining proper demographic targets,
                                                        musical genres, network positioning and branding for
                                                        each of the digital networks in the Music Multiplex.

 -Marketing                 $150              60        Strategize multiplex launch to the cable industry,
                                                        the ad sales community, and the record labels,
                                                        including consulting with ad sales, affiliate sales,
                                                        programming and marketing teams.

 -Sales/Industry            $200              60        Assist with preparation of sales materials for, and
   Relations                                            communicate with cable affiliates, the ad sales
                                                        community and record labels.  Materials may be
                                                        created using outside vendors.

 -Engineering               $150              40        Assess the technical needs for delivery of music
                                                        videos via VSAT or terrestrial link to NDTC facility
                                                        in Denver, CO and for management of four Digital
                                                        Boxes at NDTC facility.

 -Production                $200              40        Initial production of network specific ID's,
                                                        interstitial and programming elements.
 Equipment
 ---------

 -Digital Boxes       Reimbursement of       N/A        Installation of Digital Boxes at the NDTC facility in
                      actual cost of                    Denver, CO
                      materials and
                      installation
                      (estimated to be
                      $40,000 per Box)




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
      Type of         Hourly Rate/        Maximum          Description and Objectives
       Service          Compensation        Hours
 Post Launch          Reimbursement of       N/A        Operational support for the Music Multiplex
 Execution            allocable portion                 including:
 -----------          of domestic
                      departmental costs and
                      external costs                    a.       Maintenance, upgrade and repair of
                                                                 the Digital Boxes
                                                        b.       A software license which provides
                                                                 for maintenance and upgrade of
                                                                 software required to operate Digital
                                                                 Boxes
                                                        c.       Access to a music video library that
                                                                 is updated with titles necessary to
                                                                 program each format in the Music
                                                                 Multiplex with the provision that
                                                                 the music formats remain substantially
                                                                 the same
                                                        d.       Update of databases
                                                        e.       Digital encoding of video elements
                                                        f.       Trafficking of program segments and
                                                                 commercials
                                                        g.       Transport of video elements
                                                        h.       Request processing
                                                        i.       Technical monitoring
                                                        j.       Customer service
                                                        k.       Music scheduling for pre-programmed
                                                                 services or segments
                                                        l.       Preparation of marketing materials
                                                                 for cable operators, advertising and
                                                                 record labels
                                                        m.       Production of network specific ID's,
                                                                 interstitial and programming elements





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                                PROMISSORY NOTE

$252,400
                                                            October 3, 1997
                                                            Miami Beach, Florida

                 FOR VALUE RECEIVED, The Box Worldwide, Inc., a Florida corporation ("Maker"), promises to pay to the order of TCI Music, Inc., a Delaware corporation ("Holder"), at 5619 DTC Parkway, Englewood, Colorado 80111 or at such other place as from time to time may be designated by Holder to Maker in writing, the principal sum of $252,400 plus interest at the rate of 10% per annum, compounded annually. Interest shall be computed and paid based on the actual number of days lapsed in a year consisting of 365 (or 366, if applicable) days.

                 The principal of and accrued interest on this Note shall be due and payable in lawful money of the United States of America on January 31, 1998.

                 Maker shall have the right to make prepayments, in whole or in part at any time and from time to time, of the unpaid balance and accrued interest hereof, free of premium or penalty. All prepayments shall be applied by Holder first to any costs or expenses, including, without limitation, reasonable attorneys' fees and costs incurred by Holder in enforcing Holder's rights under this Note, then to interest accrued hereon and then to the remaining outstanding principal balance hereof.

                 The unpaid principal and acquired interest on this note shall be offset in full by Maker's invoice number 9809001 dated September 18, 1997 in the amount of $252,400 for goods and services provided to holder pursuant to the Services Agreement dated as of August 12, 1997 between Maker and Holder.

                 Time is of the essence hereof. Maker shall be in default under this Note if it fails to pay any amount due hereunder as and when due. Upon any such default, all unpaid principal of and accrued interest on this Note shall become at once due and payable automatically and without notice and the unpaid balance of this Note shall from that date forward bear interest at 15% per annum, compounded annually, until fully paid.

                 Maker agrees to pay all costs of collection of this Note, including reasonable attorney's fees, whether suit is brought or not, including fees associated with bankruptcy and appellate proceedings.

                 Maker, for itself and its successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, presentment, presentment for the purposes of accelerating maturity, diligence in collection, and the benefit of any exemption under any exemption or insolvency laws. Holder, without notice, may release or surrender, exchange or substitute, any property now held or which may hereafter be held as security for the payment of this Note, may extend the time for payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced hereby, and may renew this Note.





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                 The exercise or non-exercise by Holder of any rights or
remedies hereunder shall not preclude Holder's exercise of any other rights or remedies provided herein, at law or in equity. The failure of Holder at any time to exercise any rights or remedies hereunder shall not constitute a waiver of the right to exercise the same or other remedies at any other time.

                 This Note may not be changed, altered, modified or terminated orally, but only by agreement or discharge in writing signed by Maker and the holder of this Note at the time of any such change, alteration, modification or discharge.

                 In no event shall the amount paid or agreed to be paid to Holder as interest hereunder exceed the highest lawful rate permissible under applicable law. If, due to any circumstance, the interest payable hereunder is deemed to exceed the highest rate of interest permitted by applicable law, then the interest payable hereunder shall be reduced to the maximum rate so permitted. If Holder shall ever receive interest on this Note which would exceed the highest lawful rate, the interest which would be excessive shall be applied to the reduction of the principal balance remaining unpaid and not to the payment of interest. This provision shall supersede all contrary agreements between Maker and Holder with respect to the calculation and payment of interest on this Note.

                 Any references in this Note to "Holder" will be deemed to include any successor or assign of Holder.

                 If the last day for the making of any payment or the taking of any other action is not a day on which banks in Denver, Colorado are open for business, the time for making such payment or taking such action will be extended to the next business day.

                 The provisions of this Note shall be construed and interpreted and all rights and obligations of the parties hereunder determined in accordance with the laws of the State of Colorado without regard to any choice of law principles. At the option of Holder, an action may be brought to enforce this Note in any court located in the State of Colorado, or in any other court in which venue and jurisdiction are proper. Maker irrevocably consents to venue and jurisdiction in the state and federal courts located in the State of Colorado and to service of process by mail in any such action. Maker further consents to the bringing of an action to recognize and enforce any judgment rendered by the above courts in any jurisdiction in which Maker has assets or may be found, and irrevocably waives, to the full extent permitted by law, any defense based on lack of jurisdiction or inconvenience of forum.





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                 IN WITNESS WHEREOF, Maker has signed and delivered this Note the day and year first above written.




                                              THE BOX WORLDWIDE, INC.


                                              By:       /s/  Alan McGlade
                                                  ------------------------------
                                                      Name: Alan McGlade
                                                      Title: President





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